REVOLVING LINE OF CREDIT

Company:            NeWave  Inc  (OTC  BB:  NWAV)  ("Company")

Structure:          Revolving  line  of  Credit  ("Revolver").


Amount:             $250,000

Term:               Net  60  days.

Investors:          Barrett  Evans  ("Evans"),

Interest  Rate:     0%  per  month,  compounded  daily.

Repayments: Repayment of interest amount shall be made monthly, at a minimum of the full balance due from the previous 60 days. Additional monies may be paid earlier with no prepayment penalties. In the event the Company has not repaid the Face Amount by Maturity, the Face Amount shall be increased by 4% of unpaid balance each month until paid off. Pro-rata for partial periods.

Due  Date:     Payment  will  be due within 60 days from first the time of which funds were drawn from this Revolver and all subsequent payments will be made every 30 days thereafter until the note is paid in full.


Default: Events of Default are usual and customary, including, without limitation (1) Payment Default which is defined as the Company not making principal and/or interest payments within 5 days of the Due Date. (2) Defaults in the material terms of the agreements (3) the Company's bankruptcy or insolvency. Subject to the terms and provisions herein, any amount of principal or interest Debenture paid when and as due, the Company shall immediately switch the terms of the Debenture, at the Investor's request, into a Convertible Debenture at a floating discount of 25% to the prevailing market price during conversion. The Company shall file a registration statement with the Securities and Exchange Commission within ten business days covering the amount shares needed to recover the remaining amount of the Debenture, plus any interest due at the time of default. In addition, no further funding by the Investor will occur in the event of any default.

Use  of
Proceeds:     General  corporate  working  capital

Agreed  and  Accepted  on  August 18, 2003

By:

/s/s Michael Hill
Michael  Hill
NeWave,  Inc

/s/ Barrett Evans
Barrett  Evans